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                                                                   Exhibit 10.17

                                 FIRST AMENDMENT
                                     TO THE
                  WATERS CORPORATION 2003 EQUITY INCENTIVE PLAN

         WHEREAS, Waters Corporation (the "Company") has established and maintains an equity incentive plan for the benefit of certain employees, consultants and directors of the Company entitled the Waters Corporation 2003 Equity Incentive Plan (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan;

         NOW THEREFORE, in accordance with the power of amendment contained in
Section 13 of the Plan, the Plan is hereby amended, effective as of December 11, 2003, as follows:

         1. Section 7.1(g) of the Plan is hereby amended to read in its entirety as follows:

                                    "(g)     Method of Exercise. An Option may
                           be exercised by the Optionee giving written notice, in the manner provided in Section 14, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, to the extent not prohibited by applicable law and if the Committee had so authorized on the grant of an Incentive Option or on or after grant of a Nonstatutory Option (and subject to such conditions), if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company) by delivery to the Company of shares of Common Stock having a Market Value equal to the exercise price of the shares to be purchased. To the extent permitted by applicable law, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable."

         2. Section 7.2(d) of the Plan is hereby amended to read in its entirety as follows:

                                    "(d)     Restrictions and Restriction
                           Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. No Award of Restricted Stock shall have a Restriction Period of less than 3 years except: (i) as may be recommended by the Committee and approved by the Board or (ii) with respect to any Award of Restricted Stock which provides solely for a performance-based Risk of Forfeiture, so long as such Award has a Restriction Period of at least 1 year. Notwithstanding the foregoing, the Committee may recommend, subject to

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                           Board approval, the issuance of a Restricted Stock
                           Award having a Restriction Period of less than 1 year (in the case of an Award of Restricted Stock which provides solely for a performance-based Risk of Forfeiture) or 3 years (with respect to all other Awards of Restricted Stock), up to a maximum of 5% of the shares reserved for issuance pursuant to the Plan. Any Risk of Forfeiture applicable to an Award of Restricted Stock may be waived or terminated, or the Restriction Period shortened, by the Committee in connection with such extraordinary circumstances as it deems appropriate."

         IN WITNESS WHEREOF, the Company has caused this amendment to be signed on its behalf by its duly authorized representative this 11th day of December, 2003.

                                    WATERS CORPORATION

                                    /s/ Brian K. Mazar
                                    -----------------------------------
                                    By:  Brian K. Mazar
                                    Its: Senior Vice President, Human Resources

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